Exhibit 21.1

Exelon Corporation (50% and Greater) 12/31/2022

Subsidiary	Jurisdiction
AMP Funding, L.L.C.	Delaware
Atlantic City Electric Company	New Jersey
Atlantic City Electric Transition Funding LLC	Delaware
Atlantic Generation, Inc.	New Jersey
Atlantic Southern Properties, Inc.	New Jersey
ATNP Finance Company	Delaware
Baltimore Gas and Electric Company	Maryland
Clean Jobs for Pennsylvania, LLC	Delaware
ComEd Financing III	Delaware
Commonwealth Edison Company	Illinois
Commonwealth Edison Company of Indiana, Inc.	Indiana
Conectiv Communications, Inc.	Delaware
Conectiv Energy Supply, Inc.	Delaware
Conectiv Properties and Investments, Inc.	Delaware
Conectiv Solutions LLC	Delaware
Conectiv, LLC	Delaware
Data Center Enterprise, LLC	Delaware
Delaware Operating Services Company, LLC	Delaware
Delmarva Power & Light Company	Delaware & Virginia
E&W Development Corporation	Florida
EdiSun, LLC	Delaware
ETT Canada, Inc.	New Brunswick
Exelon Business Services Company, LLC	Delaware
Exelon Energy Delivery Company, LLC	Delaware
Exelon Enterprises Company, LLC	Pennsylvania
Exelon Genesis, LLC	Delaware
Exelon InQB8R, LLC	Delaware
Exelon Mechanical, LLC	Delaware
Exelon Microgrid, LLC	Delaware
Exelon Transmission Company, LLC	Delaware
Exelorate Enterprises, LLC	Delaware
Ex-FM, Inc.	New York
Ex-FME, Inc.	Delaware
ExTel Corporation, LLC	Delaware
F & M Holdings Company, L.L.C.	Delaware
Friendly Skies, Inc.	Virgin Islands (U.S.)
Millennium Account Services, LLC	Delaware
Northwind Thermal Technologies Canada Inc.	New Brunswick
PCI - BT Investing, L.L.C.	Delaware
PCI Air Management Corporation	Nevada
PCI Air Management Partners, L.L.C.	Delaware
PEC Financial Services, LLC	Pennsylvania
PECO Energy Capital Corp.	Delaware
PECO Energy Capital Trust III	Delaware
PECO Energy Capital Trust IV	Delaware

Exhibit 21.1

PECO Energy Capital, L.P.	Delaware
PECO Energy Company	Pennsylvania
PECO Wireless, LLC	Delaware
Pepco Holdings LLC	Delaware
PH Holdco LLC	Delaware
PHI Service Company	Delaware
Potomac Capital Investment Corporation	Delaware
Potomac Delaware Leasing Corporation	Delaware
Potomac Electric Power Company	District of Columbia & Virginia
Potomac Leasing Associates, L.P.	Delaware
Ramp Investments, L.L.C.	Delaware
RF HoldCo LLC	Delaware
RITELine Illinois, LLC	Illinois
RITELine Transmission Development, LLC	Delaware
Scherer Holdings 1, LLC	Delaware
Scherer Holdings 2, LLC	Delaware
Scherer Holdings 3, LLC	Delaware
UII, LLC	Illinois
Wansley Holdings 1, LLC	Delaware
Wansley Holdings 2, LLC	Delaware
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